CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 14, 1994 on the November 30, 1993 financial statements of Signatel Ltd, included in this Form 10-K and into Glasgal Communications, Inc., previously filed registration statements File Numbers 33-87122, 33-94802, 33-93470, 333-08381, 333-03414 and 333-09509.


                                                  Deloitte & Touche
                                                  Chartered Accountants



Toronto, Canada
August 12, 1996